SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) September 29, 1997
                                                     -------------------

                          Scotsman Industries, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                                  Delaware
               ----------------------------------------------
               (State or other jurisdiction of incorporation)

         0-10182                                    36-3635892
   ------------------------             ---------------------------------
   (Commission File Number)             (IRS Employer Identification No.)

      820 Forest Edge Drive, Vernon Hills, Illinois      60061-3112
   ----------------------------------------------------------------------
       (Address of principal executive offices)           (Zip Code)

      Registrant's telephone number, including area code (847) 215-4600
                                                          -------------


       775 Corporate Woods Parkway, Vernon Hills, Illinois 60061-3112
   ----------------------------------------------------------------------
           (Former name or former address, if changed since last report)


                     Exhibit Index is located on page 4.





   Item 5.   Other Events

             The information contained in the registrant's September 29, 1997 press release, previewing third quarter and 1997 earnings, a copy of which is filed herewith as Exhibit 99, is incorporated herein by reference.

   Item 7.   Financial Statements and Exhibits

        (c)  Exhibits:

             Exhibit 99     September 29, 1997 Press Release









































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                                  SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Scotsman Industries, Inc.
                                      Registrant


   Dated: October 2, 1997                  By: /s/ Donald D. Holmes
                                           ------------------------------
                                           Donald D. Holmes
                                           Vice President - Finance







































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                                EXHIBIT INDEX

   Number              Description                               Page
   ------              -----------                               ----

   Exhibit 99          September 29, 1997 Press Release             5



















































                                                               EXHIBIT 99

                                      820 Forest Edge Drive
                                      Vernon Hills, Illinois 60061-3112
                                      (847) 215-4500
                                      Fax (847) 634-8823

   SCOTSMAN
   ----------------------------------------------------------------------
   INDUSTRIES

                                           Contact:  Don Holmes, CFO
                                                     847-215-4600

                        SCOTSMAN INDUSTRIES PREVIEWS
                       THIRD QUARTER AND 1997 RESULTS


        Vernon Hills, IL, September 29, 1997 -- Scotsman Industries, Inc. (NYSE: SCT), a leading international manufacturer of commercial refrigeration products, today said that earnings for the third quarter will approximate last year's record results of $0.54 per share. Earnings per share for 1997 may be slightly below last year's record level of $1.73 per share before the Q1 1997 extraordinary charge of $0.06 per share. The Company expects to report final third quarter numbers on or about October 21.

        Said Richard C. Osborne, chairman, president and chief executive officer of Scotsman: "While we remain optimistic about 1998, we are obviously very disappointed with this quarter. We've experienced continued weakness in ice machines and beverage equipment sales, although indications are that these markets will strengthen next year. Food preparation equipment sales have increased since last year, but our progress on productivity and cost issues has been slower than originally expected. With Kysor, our backlog of supermarket orders is at record levels but, in the short term, delivery schedules have been deferred to future periods at a greater degree than anticipated."

        He continued: " We have taken actions and made investments this year that we expect will have long-term benefits in margin improvement and marketing effectiveness, but have hurt our 1997 results. We expect to realize significant gains from these actions beginning next year. As we look to the future, we couldn't be more pleased with Kysor's long term prospects and the opportunity they present for Scotsman. Although less than anticipated for the quarter, Kysor nine month year-to-date sales will be up about 5 percent over the same period last year. Kysor will be accretive to the Company's nine month and total year earnings. As a direct result of the acquisition, Scotsman sales for the year are expected to be approximately $570 million, up 60 percent from 1996 annual revenues of $356 million."






        Scotsman Industries, Inc. is a leading international manufacturer of a diversified line of commercial refrigeration products - ice machines, refrigerated display cases, food preparation and storage equipment, walk-in coolers and freezers and beverage systems. The Company markets primarily to commercial customers in restaurant, supermarket, lodging, healthcare and convenience store industries. Scotsman's products are sold in more than 100 countries through multiple distribution channels.

        This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements are necessarily projections that are subject to change upon the occurrence of events that may affect the business. The Company also points out that the Kysor acquisition involves a number of risks that can cause results to be materially different from expected results. Factors that could cause actual results to differ from those anticipated include (i) the strength or weakness of the various economies in which the Company markets its products, (ii) weather conditions, (iii) the utilization rate of the Company's facilities,
   (iv) labor difficulties, (v) increased prices for raw materials and purchased components, (vi) scheduling and transportation dislocations,
   (vii) delays in development of new products or construction of new facilities, (viii) product liability or other lawsuits, warranty claims or return of goods, (ix) foreign currency fluctuations, (x) changes in buying patterns of certain large customers as a result of internal cost-control measures adopted by those customers and (xi) changes in environmental, health, safety or refrigerant regulations or standards. Your attention is directed to the Cautionary Statements included as Exhibit 99 to the Company's most recent Form 10-K filed with the Securities and Exchange Commission for a more detailed discussion of the foregoing and other factors.

















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